EXHIBIT 99.1

“The Travelers Companies, Inc.”, “TRV” and Travelers Red Umbrella
Now Official

Saint Paul, Minn., February 26, 2007 — The St. Paul Travelers Companies, Inc. (NYSE: STA) has changed its name to The Travelers Companies, Inc. and will begin trading on the New York Stock Exchange under the ticker symbol “TRV” (NYSE: TRV) immediately following the opening bell on Tuesday morning, Feb. 27, at 9:30 a.m. EST.

In addition, the company has closed its previously announced agreement to reacquire the familiar red umbrella trademark from Citigroup Inc. Travelers will immediately begin to phase in the red umbrella logo in its advertising and marketing materials, although the company does not expect to complete the transition for a number of months.

Travelers is a leading provider of property casualty insurance. For more information, visit www.travelers.com.

CONTACTS:

Media:	Institutional Investors:	Individual Investors:
Shane Boyd	Michael Connelly	Marc Parr
651.310.3846	860.277.1507, or	860.277.0779
Marlene Ibsen	David Schlosberg
860.277.9039	917.778.6817

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